UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2008

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 26, 2008, Portman Limited ("Portman") filed with the Australian Stock Exchange an announcement concerning the recent iron ore price settlement by Rio Tinto Limited as follows:

P
Portman
Limited

ACN 007 871 892
ABN 22 007 871 892
MEDIA RELEASE
Level 11
The Quadrant
1 William Street
Perth 6000
Western Australia
GPO Box W2017
Perth, 6001
Tel: 61 8 9426 3333
Fax: 61 8 9426 3344

Portman Comments on Rio Tinto Price Settlement

Following the recent announcement by Rio Tinto Limited that Hamersley Iron had reached agreement with China’s Baosteel on the price for Hamersley fine and lump ores for the contract year 1 April 2008, Portman Limited is notifying its existing Chinese customers that fine and lump ore prices will increase by 79.88% and 96.50% respectively from the 2007 price, commencing 1 January 2008 or 1 April 2008 depending on the relevant contract year.

/s/ D. Price

Duncan Price
Chief Executive Officer

For further enquiries please contact:

Mr Duncan Price
Chief Executive Officer
Tel: (08) 9426 3333

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

June 30, 2008	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary